EXHIBIT 99.1


Contact: Susan B. Railey                                   FOR IMMEDIATE RELEASE
         (301) 468-3120
         Sharon Bramell
         (301) 468-3130



                  AIM 88 TO TRADE EX-DIVIDEND ON AUGUST 4, 2003



     Rockville, MD, June 23, 2003 - (AMEX/AIK) On June 20, 2003, AIM 88 declared a dividend of 86 cents per unit payable on August 1, 2003 to holders of record on June 30, 2003. The dividend of 86 cents per unit includes 84.5 cents per unit of mortgage proceeds due to two mortgage prepayments and 1.5 cents per unit regular cash flow.

     The American Stock Exchange announced that the units of AIM 88 be quoted "ex" the above dividend on August 4, 2003. A seller of AIM 88 units prior to the ex-dividend date of August 4, 2003 will be transferring the right to receive such dividend to the buyer.